     As filed with the Securities and Exchange Commission on August 29, 1997

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                U S LIQUIDS INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                              76-0519797
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification No.)

     411 N. SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TEXAS  77060-3545
                    (Address of principal executive offices)

             U S LIQUIDS INC. AMENDED AND RESTATED STOCK OPTION PLAN
                  U S LIQUIDS INC. DIRECTORS' STOCK OPTION PLAN
                              (Full title of plans)

EARL J. BLACKWELL                                 COPY TO:
U S LIQUIDS INC.                                  JOHN D. ROBERTSON, ESQ.
411 N. SAM HOUSTON PARKWAY EAST, SUITE 400        HARTZOG CONGER & CASON
HOUSTON, TEXAS 77060-3545                         201 ROBERT S. KERR, SUITE 1600
(281) 272-4500                                    OKLAHOMA CITY, OKLAHOMA 73102
                                                  (405) 235-7000

           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                   PROPOSED               PROPOSED
                                                   MAXIMUM                MAXIMUM
 TITLE OF SECURITIES TO    AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
     BE REGISTERED         REGISTERED(1)            SHARE                  PRICE           REGISTRATION FEE

 Common Stock, par
 value $.01 per share

  Issuable pursuant to       705,125                   $5.69(2)       $4,012,161(3)             $1,216
  options previously
  granted under the
  Amended and Restated
  Stock Option Plan

  Issuable pursuant to     2,294,875                  $13.81(3)      $31,692,224(3)             $9,604
  options to be granted
  under the Amended and
  Restated Stock Option
  Plan

  Issuable pursuant to        10,000                   $9.50(4)          $95,000(4)                $29
  options previously
  granted under the
  Directors' Stock
  Option Plan

  Issuable pursuant to       290,000                  $13.81(3)       $4,004,900(3)             $1,214
  options to be granted
  under the Directors'
  Stock Option Plan
------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided among four subtotals.
(2) Pursuant to Rule 457(h) and Rule 457(c), these prices are calculated based on a weighted average exercise price of $5.69 per share covering 705,125 shares subject to stock options previously granted under the Amended and Restated Stock Option Plan.
(3) Pursuant to Rule 457(h) and Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low price per share of the Registrant's Common Stock as reported on the American Stock Exchange on August 22, 1997.
(4) Pursuant to Rule 457(h), these prices are calculated based on an exercise price of $9.50 per share covering 10,000 shares subject to a stock option previously granted under the Directors' Stock Option Plan.

                      ------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement has been filed by U S Liquids Inc. (the "Company") in order to register an aggregate of 3,300,000 shares of Common Stock, as follows: (i) 705,125 shares of Common Stock issuable pursuant to options previously granted under the U S Liquids Inc. Amended and Restated Stock Option Plan (the "Stock Option Plan"); (ii) 2,294,875 shares of Common Stock issuable pursuant to options to be granted under the Stock Option Plan;
(iii) 10,000 shares of Common Stock issuable pursuant to an option previously granted under the U S Liquids Inc. Directors' Stock Option Plan (the "Directors' Plan"); and (iv) 290,000 shares of Common Stock issuable pursuant to options to be granted under the Directors' Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed below are incorporated by reference in this Registration Statement; and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document:

          (a) the Company's latest prospectus filed on August 20, 1997 pursuant to Rule 424(b) of the Securities Act of 1933, as amended;

          (b) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

          (c) the description of the common stock, $.01 par value per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act in the form declared effective by the Securities and Exchange Commission on August 19, 1997, including any subsequent amendments or reports filed for the purpose of updating such description.

     For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superceded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

          Not Applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

          Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation") provides that, except as otherwise provided in
Section 102 of the Delaware General Corporation Law (the "DGCL"), the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Certificate of Incorporation of the Company further provides for the indemnification of directors and officers of the Company against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and ERISA excise taxes or penalties) reasonably incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative; provided, however, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Company's Board of Directors. In the event a claim for indemnification by any person has not been paid in full by the Company after written request has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. The right to indemnification conferred in the Certificate of Incorporation is a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company maintains insurance, at its expense, to protect itself and any officer or director of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under state law.

ITEM 7.  EXEMPTION FROM REGISTRATION

     Not Applicable.


ITEM 8.  EXHIBITS

     4.1 Second Amended and Restated Certificate of Incorporation of the Company (Exhibit 3.1 of the U S Liquids Inc. Registration Statement on Form S-1 (File No. 333-30065), effective August 19, 1997, is hereby incorporated by reference).
     4.2 Amended and Restated Bylaws of the Company (Exhibit 3.2 of the U S Liquids Inc. Registration Statement on Form S-1 (File No. 333-30065), effective August 19, 1997, is hereby incorporated by reference).
     4.3 Amended and Restated Stock Option Plan of the Company (Exhibit 10.12 of the U S Liquids Inc. Registration Statement on Form S-1 (File No. 333-30065), effective August 19, 1997, is hereby incorporated by reference).
     4.4 Directors' Stock Option Plan of the Company (Exhibit 10.13 of the U S Liquids Inc. Registration Statement on Form S-1 (File No. 333-30065), effective August 19, 1997, is hereby incorporated by reference).
     5     Opinion of Hartzog Conger & Cason.
     23.1  Consent of Arthur Andersen LLP.
     23.2  Consent of Hartzog Conger & Cason (contained in its opinion filed as
           Exhibit 5 hereto).
     24.1  Powers of Attorney (set forth on page II-4).


ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes as follows:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) to include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of August, 1997.

                                            U S LIQUIDS INC.


                                            By:    /s/  MICHAEL P. LAWLOR
                                               -------------------------------
                                               Michael P. Lawlor,
                                               Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. Lawlor and Earl J. Blackwell, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON AUGUST 29, 1997.

SIGNATURE                          TITLE
---------                          -----

By: /s/ Michael P. Lawlor          Chief Executive Officer and Director
   ---------------------------
    Michael P. Lawlor


By: /s/ W. Gregory Orr             Chief Operating Officer, President
   ---------------------------     and Director
    W. Gregory Orr


By: /s/ Earl J. Blackwell          Chief Financial Officer and Senior
   ---------------------------     Vice President - Finance
    Earl J. Blackwell


By: /s/ William A. Rothrock IV     Director
   ---------------------------
    William A. Rothrock IV


By: /s/ Thomas B. Blanton          Director
   ---------------------------
    Thomas B. Blanton


By: /s/ Alfred Tyler 2nd           Director
   ---------------------------
    Alfred Tyler 2nd

                                  EXHIBIT INDEX



     EXHIBIT NO.    EXHIBIT DESCRIPTION
     -----------    -------------------
        4.1         Second Amended and Restated Certificate of Incorporation of
                    the Company.
        4.2         Amended and Restated Bylaws of the Company.
        4.3         Amended and Restated Stock Option Plan of the Company.
        4.4         Directors' Stock Option Plan of the Company.
        5           Opinion of Hartzog Conger & Cason.
       23.1         Consent of Arthur Andersen LLP.
       23.2         Consent of Hartzog Conger & Cason (contained in its opinion filed as Exhibit 5 hereto).
       24.1         Powers of Attorney (set forth on page II-4).